EXHIBIT 4(b)(14)


                       Form of Medium-Term Note, Series B

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                      $________

No. FX-__                                CUSIP # ________

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                LINKED TO THE COMMON STOCK OF __________________


Interest Rate:  *

Original Issue Date:  ________          Callable On and After:     ________

Maturity Date:        ________          Convertible On and After:  ________

Minimum Denominations:  $1,000, increased in multiples of $1,000

* The Company will not make any periodic payment of interest or any other payments on the Notes, until maturity. At maturity, unless the Notes are called by the Company or converted by the Holder, the Company will pay the greater of the principal amount of the Notes or the Variable Equity Amount.

The Bear Stearns Companies Inc. agrees, and by acceptance of a beneficial interest in this Note each Holder agrees, to treat, for U.S. federal income tax purposes, this Note as a debt instrument that is subject to Treasury regulations section 1.1275-4.

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on the Maturity Date shown above an amount equal to the greater of (1) the principal amount stated above, or (2) the Variable Equity Amount (as defined below).

            Payment of the principal on this Note or the Variable Equity Amount, if any, shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The principal hereof or the Variable Equity Amount, if any, due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                          ----------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer


ATTEST:

-------------------------
Secretary

[Corporate Seal]


                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, as Trustee


                                       By:
                                          ----------------------------------
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                            MEDIUM-TERM NOTE DUE 2010
                  LINKED TO THE COMMON STOCK OF _______________


            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture"), between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.


Certain Definitions

Business Day: ...................   Means a day (other than Saturday or Sunday)
                                    which is an Exchange Business Day and a day on which commercial banks settle payments in New York.

Calculation Date: ...............   If the Notes are held to maturity, the
                                    Calculation Date will be _________. If the
                                    Notes are redeemed by the Company, the
                                    Calculation Date will be the __ Business Day after the date that notice of redemption is given.

Conversion Notice Date: .........   The date the Company receives the Holder's
                                    irrevocable written notice, delivered to the Company no later than 5:00 p.m. (New York time), of the Holder's intention to convert its Notes (or certain portions thereof) for cash. No conversion notice may be given after the Company has specified a call date on which the Company will redeem the

                                    Notes. All questions as to the validity, eligibility, including time of receipt, and acceptance of any Note for conversion will be determined by the Company, and its determination will be final and binding.

Conversion Calculation Date: ....   If the Notes are converted into cash at the
                                    option of the Holder, the Conversion
                                    Calculation Date will be the __ Business Day following the Conversion Notice Date.

Exchange: .......................   __________________ ("________") or, as
                                    described below, such other principal market for the Underlying Security (as defined below) as may be determined by the Company in its sole discretion. In the event that the Company determines, in its sole discretion, that a market other than ________ is the principal market for the Underlying Security, the Company will notify the Holders of such determination and the designation of that market as the Exchange for purposes of determinations and calculations with respect to the Notes.

Exchange Business Day: ..........   Means a day which is (or, but for the
                                    occurrence of a Market Disruption Event, would have been) a trading day on the Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

Holder: .........................   With respect to the Notes, means DTC or its
                                    nominee for as long as such Note is held in global form; with respect to certificated notes, means the Holders of record as reflected on the transfer books of the registrar of the Notes.

Related Exchange: ...............   Each exchange or quotation system where
                                    trading has a material effect (as determined by the Company) on the overall market for futures or options contracts relating to the Underlying Security.

Final Equity Value

            The "Variable Equity Amount" shall be calculated as follows:

            (the principal amount of the Note / ________) x the Final Equity Value.

            The Final Equity Value is the average closing price of a share of the common stock of _________________ (the "Underlying Security"), as reported on the ________, for the __ Business Days prior to and including the Calculation Date or the Conversion Calculation Date, as applicable.

Conversion Right

            The Holder of a Note may convert the Note (or portions thereof in $1,000 denominations and in $1,000 increments in excess thereof), at the Holder's option, for cash equal to the Variable Equity Amount, by delivering irrevocable written notice to the Company on any day after ________. If the Holder of the Note appropriately exercises its conversion right as described above, the Conversion Calculation Date will be the __ Business Day following the Conversion Notice Date. The Company will deliver an amount equal to the Variable Equity Amount, with respect to such Note (or portion thereof) on the first Business Day following the Conversion Calculation Date. Upon any conversion of the Note (or any portion thereof) as described herein, the Note (or such portion thereof) converted will be terminated.

            For this Note to be converted in whole or in part at the option of the Holder hereof, the Trustee must receive not less than __ Business Days prior to the date on which the conversion amount is to be paid (1) this Note with the form entitled "Option to Elect Conversion," which appears below, duly completed or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be converted into cash, a statement that the option to elect conversion is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Conversion," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the conversion option shall be irrevocable.

Company Call Option

            On and after the Call Date (as defined below), if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000 (provided, that any remaining principal amount of this Note shall be at least $1,000) at the option of the Company, at a call price per Note equal to the amount that would be payable to the Holder on the Maturity Date, but using the __ Business Day after the date that notice of redemption is given as the Calculation Date. Any written notice designating a Call Date will be irrevocable.

            "Call Date" means any Business Day on or after ________, designated by the Company to the Trustee and the Holders upon at least __ Business Days prior written notice.

Market Disruption Events

            "Market Disruption Event" means the occurrence or existence on any Exchange Business Day during the one-half hour period before the close of the Related Exchange of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Related Exchange or otherwise) in the Underlying Security if, in any such case, such suspension or limitation is, in the determination of the Calculation Agent, material. If on the Calculation Date or the Conversion Calculation Date there occurs a Market Disruption

Event, then the Calculation Date or the Conversion Calculation will be the next succeeding Business Day on which there occurs no Market Disruption Event. If during the __ Business Days prior to the Calculation Date or the Conversion Calculation Date there occurs a Market Disruption Event, the Calculation Date or the Conversion Calculation Date shall be the next succeeding Business Day on which there has been __ preceding Business Days, excluding any days on which there occurred a Market Disruption Event. If on the Call Date there occurs a Market Disruption Event, then the Call Date will be the next succeeding Business Day on which there occurs no Market Disruption Event.

Anti-Dilution Adjustments

            The value of the Underlying Security on any of the 3 Business Days used to calculate the Final Equity Value is subject to adjustment as described below to the extent that any of the events requiring such adjustment occur during the period commencing on the Original Issue Date and ending on the Maturity Date:

   Common Stock Dividends, Extraordinary Cash Dividends and Other Distributions. If a dividend or other distribution is declared (A) on any class of _________________ capital stock (or on the capital stock of any
_________________ Survivor, as defined below) payable in shares of the Underlying Security (or the common stock of any _________________ Survivor) or
(B) on the Underlying Security payable in cash in an amount greater than 10% of the closing price of the Underlying Security on the date fixed for the determination of the shareholders of _________________ entitled to receive such cash dividend (an "Extraordinary Cash Dividend"), any price of the Underlying Security (or the common stock of any _________________ Survivor) used to calculate the Final Equity Value at maturity of the Notes on any Calculation Date or Conversion Calculation Date that follows the date (the "Record Date") fixed for determination of the shareholders of _________________ (or any _________________ Survivor) entitled to receive the dividend or distribution shall be increased by multiplying the Final Equity Value by a fraction of which the numerator shall be the number of shares of the Underlying Security (or the common stock of any _________________ Survivor) outstanding on the Record Date plus the number of shares constituting the dividend or distribution or, in the case of an Extraordinary Cash Dividend, plus the number of shares of the Underlying Security that could be purchased with the amount of the Extraordinary Cash Dividend at a price equal to the Final Equity Value of the Underlying Security on the Calculation Date or the Conversion Calculation Date immediately subsequent to the Record Date, and the denominator shall be the number of shares of the Underlying Security (or the common stock of any _________________ Survivor) outstanding on the Record Date.

   Subdivisions and Combinations of _________________ Common Stock. If the outstanding shares of the Underlying Security (or the common stock of any _________________ Survivor) are subdivided into a greater number of shares, the Final Equity Value of the Underlying Security (or the common stock of any _________________ Survivor) used to calculate the payment amount of the Notes payable at maturity on any Calculation Date or Conversion Calculation Date that follows the date on which that subdivision becomes effective will be proportionately increased, and conversely, if the outstanding shares of the Underlying Security (or the common stock of any _________________ Survivor) are combined into a smaller number of shares, such closing price will be proportionately reduced.

   Reclassifications of _________________ Common Stock. If the Underlying Security (or the common stock of any _________________ Survivor) is changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (except to the extent otherwise provided in the section entitled "Common Stock Dividends, Extraordinary Cash Dividends and Other Distributions" above and in the section entitled "Subdivisions and Combinations of _________________ Common Stock" above or pursuant to a consolidation, merger, sale, transfer, lease, conveyance, liquidation, dissolution or winding up, (as described in the section entitled "Dissolution of _________________; Mergers, Consolidations or Sales of Assets in which _________________ is not the Surviving Entity; Spin-Offs" below), the Final Equity Value shall be calculated by using the closing prices of the shares of stock into which a share of the Underlying Security (or the common stock of any _________________ Survivor) was changed on any Calculation Date or Conversion Calculation Date that follows the effectiveness of such change.

   Dissolution of _________________; Mergers, Consolidations or Sales of Assets in which _________________ is not the Surviving Entity; Spin-Offs. In the event of any (A) consolidation or merger of _________________, or any surviving entity or subsequent surviving entity of _________________ (a "_________________
Survivor") with or into another entity (other than a consolidation or merger in which _________________ is the surviving entity), (B) sale, transfer, lease or conveyance of all or substantially all of the assets of _________________ or any _________________ Survivor, (C) liquidation, dissolution or winding up of
_________________ or any _________________ Survivor or (D) any declaration of a distribution on the Underlying Security of the common stock of any subsidiary of _________________ (a "_________________ Spin-Off") (any of the events described in (A), (B), (C) and (D), a "Reorganization Event'), for purposes of determining the Final Equity Value, the Final Equity Value of the Underlying Security on any Calculation Date or Conversion Calculation Date subsequent to the effective time of any Reorganization Event will be deemed to be the value of the cash and other property (including securities) received by a holder of a share of the Underlying Security in any such Reorganization Event plus, in the case of a _________________ Spin-Off, the value of a share of the Underlying Security, or to the extent that such holder obtains securities in any Reorganization Event, the value of the cash and other property received by the holder of such securities in any subsequent Reorganization Event. For purposes of determining any such Final Equity Value, the value of (A) any cash and other property (other than securities) received in any such Reorganization Event will be an amount equal to the value of such cash and other property at the effective time of such Reorganization Event and (B) any property consisting of securities received in any such Reorganization Event will be an amount equal to the closing prices of such securities.

   Delisting Event

            A "Delisting Event" shall occur, with respect to the Underlying Security, if the Exchange announces that pursuant to the rules of such Exchange, the Underlying Security cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Reorganization Event) and are not immediately re-listed, re-traded or re-quoted on a national exchange, or quotation system located in the same country as the Exchange. In the case of a Delisting Event relating to the Underlying Security, the Notes shall be redeemed by the Company within 5 Business Days at the fair market value of the Notes. The fair market value of the Medium-Term Notes shall be as determined by the Calculation Agent in its sole discretion.

Event of Default

            If an Event of Default with respect to the Notes has occurred and is continuing, then the amount payable to the Holder thereof, upon any acceleration permitted by the Notes will be equal to the Variable Equity Amount calculated as though the date of early repayment were the Maturity Date of the Notes, plus accrued and unpaid interest, if any.

Defeasance

            The Notes shall not be subject to defeasance pursuant to Article 15 of the Indenture.

Calculation Agent

            The Calculation Agent for the Note will be Bear, Stearns & Co. Inc. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and the Company.

General

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note or the Variable Equity Amount, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Variable Equity Amount, if any, payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                      ------------------------------------


                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -            as tenants in common

TEN ENT          -            as tenants by the entireties

JT TEN            -           as joint tenants with right of survivorship  and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ____________________
                                     (Cust)                        (Minor)
                                      Under Uniform Gifts to Minors Act


                              __________________________________________________
                                                   (State)

Additional abbreviations may also be used though not in the above list.

                      ------------------------------------

                           OPTION TO ELECT CONVERSION

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on the Business Day following the Conversion Calculation Date (the "Conversion Payment Date") at a price equal to the Variable Equity Amount, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations -- 15th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not less than 2 Business Days prior to the Conversion Payment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $1,000 or an integral multiple of $1,000) of the Notes to be issued to the Holder for the portion of this Note that will be issued for the portion not being repaid):

Date:_________________                       ________________________________
                                             Note:  The signature to this
                                             Option to Elect Conversion must
                                             correspond with the same as
                                             written upon the face of this
                                             Note in every particular without
                                             alteration or enlargement.

                      ------------------------------------


                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing________________________________________________________________

______________________________________________________________________Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________       ___________________________________________


_____________________________
   (Signature Guarantee)